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                                                                    EXHIBIT 16.1


[Price Waterhouse LLP LETTERHEAD]




November 18, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4 of Savannah Foods & Industries, Inc.'s Form 8-K dated November 18, 1996 and are in agreement with the statements contained therein.

Yours very truly,


/s/Price Waterhouse LLP
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Price Waterhouse LLP


cc:     Gregory H. Smith
        Senior Vice President Chief Financial Officer and Treasurer



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